RESOURCEPHOENIX.COM
                    FINANCIAL OUTSOURCING SERVICES AGREEMENT

THIS FINANCIAL OUTSOURCING SERVICES AGREEMENT (the "Agreement") is between ReSourcePhoenix.com, a California corporation with its principal place of business located at 2401 Kerner Boulevard, San Rafael, California 94901 ("RPC") and MyTurn.com, Inc., a Delaware corporation with its principal place of business located at 1080 Marina Village Parkway, Suite 300, Alameda, California 94501 ("Client"). This Agreement is effective as of October 5, 2000 (the "Effective Date").

WHEREAS, RPC provides financial outsourcing services utilizing applications software provided by third parties ("Software"). The hardware at RPC and Client's site, and the Software, which resides upon it, together comprise the "System."

WHEREAS, this Agreement sets forth the terms and conditions pursuant to which RPC shall provide such services;

NOW, THEREFORE, the parties agree as follows:

     1. SERVICES. The term "Services" includes all of the services described below and in more detail in Exhibits A, B and E, including any addendums thereto, for the fees shown in Exhibit C.

          1.1 Implementation Services.

               a) Database Conversion Services. RPC will map a readable and documented set of data provided by Client for use in conjunction with the Software and shall perform initial database conversion Services described below and in Exhibit A. RPC will modify the Software to accommodate Client's data if expressly agreed in a separate agreement between the parties.

               b) Training. RPC shall provide training to Client in the use of the System, as more fully described in Exhibit A. The parties shall mutually agree on training session scheduling. Client agrees to pay the cost of RPC's reasonable travel related expenses incurred in connection with the training including, without limitation, transportation, lodging, meals and associated expenses which shall be invoiced separately. Any additional follow-up training for other Client personnel who may be later designated by Client as System users shall be provided at RPC's follow-up training rates based upon RPC's current Professional Service Rates for the calendar year 2000 are shown in Exhibit G

               c)  Installation.   RPC  shall  install  the  Software  on  RPC's
          equipment on RPC's premises, subject to fulfillment of Client's obligations under Section 3 below.

               d) Project Management Services. RPC will assign or, where necessary and as reasonably requested by Client, reassign a replacement Project Manager, for the duration of the implementation, to (i) interface with Client's project coordinator (s) to review the progress of the implementation; (ii) coordinate and monitor the activities of RPC personnel, acceptable to Client, in performance of the Implementation Services, as described in Exhibit A; and (iii) coordinate and monitor the activities of Client's personnel and that of related third parties required in the performance of this Agreement.

               e) Third Party Data Services. Client acknowledges that the System may receive and process data provided by third parties. RPC shall provide certain data formatting information and other specifications relating to the System to reasonably enable such third parties to provide data to RPC.

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          1.2 Monthly Services.

               a) Financial Outsourcing Services. RPC shall perform Financial Outsourcing Services for Client as described in Exhibit B during the term of this Agreement.

               b) Technology Services. In conjunction with the Financial Outsourcing Services, RPC shall perform Technology Services for Client during the term of this Agreement as described on Exhibit B. Client acknowledges that the System may receive and process data provided by third parties. RPC shall provide certain data formatting information and other specifications relating to the System to reasonably enable such third parties to provide data to RPC.

               c) Client Support. Provided Client (a) is not in breach of this Agreement and (b) pays the monthly Service Fees and expenses set forth in Exhibit C, RPC shall provide support in use of the System and Software to Client as more fully described in Exhibit E.

               d) Storage of Hard Copy Records. RPC shall retain and store Client's hard copy records for the earlier of (i) seven (7) years from the date of receipt of such records, or (ii) the termination of this Agreement. After such seven (7) year period, or upon termination, or sooner if requested by Client, RPC shall return such records to Client unless notified in writing by Client that RPC should destroy such hard copy records. Return of hard copy records and record destruction shall be at Client's expense.

               e) Speedscan accounts payable vendor invoices. RPC scans paid invoices into the Speedscan program. The scanned document will be kept in the system for a minimum of two calendar years. f) Ongoing custom reporting. After implementation, RPC will provide for ongoing custom reporting, as reasonably requested by Client that will be invoiced monthly at RPC's then current Professional Service rates. RPC's current Professional Service Rates for the calendar year 2000 are detailed in Exhibit G. RPC will make commercially reasonable efforts to provide this reporting in the time frame requested by Client.

          1.3 Additional Services. RPC agrees to provide additional Services which become required as a result of (i) future unforeseen events affecting Client including, but not limited to, mergers, acquisitions, public offerings, private offerings, IPO's, stock plans, divestitures and litigation; (ii) required upgrades, revisions, updates, improvements, modifications, corrections, releases and enhancements to the System and related installation and data conversion, and (iii) customizations required by Client tailored to Client's individual needs pursuant to a written work order executed by authorized representatives of both parties. Customizations shall be deemed part of the Software and shall be jointly owned by Client and RPC, under the provisions of Section 12 below. All associated source codes will be in the duplicate possession of Client and RPC. Fees for additional Services, which may include increases in third party Software license fees or costs associated with additional Software user licenses requested by Client, will be determined prior to such time as additional Services are rendered or such additional Software user licenses are purchased, and shall be based upon RPC's then published standard list rate. RPC's Professional Service Rates for the calendar year 2000 are shown in Exhibit G.

     2. THE SYSTEM.

          2.1 Client Equipment. Client shall have access to the System when the equipment described on the "Required Equipment List" set forth in Exhibit F is installed at Client and/or RPC's facility to RPC's and Client's satisfaction. Access to the System through any equipment not on the

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     Required  Equipment List may be obtained with RPC's prior written approval, which shall not be unreasonably withheld. Upon termination of this Agreement for any reason whatsoever, Client agrees to return all Required Equipment to RPC immediately upon RPC's written request, except for any equipment purchased and owned by Client. The Services provided by RPC do not include expenses for equipment, devices or telecommunication lines needed to allow Client access from Client's facility to the System. Equipment purchased by RPC for the exclusive benefit of Client and billed to Client whether in the original conversion or subsequent to the conversion, is owned solely by Client.

          2.2 Access to the System. Subject to Section 2.1, RPC shall provide Client access to the System during all hours described in Exhibit E, for use by Client for the entry, processing, retrieval and processing of information relating to Client's account for which the system has been designed and implemented. Such access shall allow Client to use the System from Client's designated site via RPC's use of Cisco's Virtual Private Network Technology over the Internet, as described in Exhibit_F. Client agrees to provide RPC with a written list designating Client's employee users of the System and agrees to update the list in writing when designated users change. The System may only be accessed through the RPC data processing facility located in San Rafael, California, or such other locations as RPC may designate from time to time, under the direct supervision and control of RPC. Without RPC's prior written consent, access may not include: (i) use of the System by Client's affiliated companies (including its direct or indirect parent companies); (ii) use of any other RPC developed software or any other software at RPC's data processing center; or (iii) the provision of service bureau facilities to others or the support of operations of companies other than Client. Client agrees that it will not attempt to obtain, or assist others in obtaining, access to the System other than as required for Client to use the System as permitted hereunder. Client shall have reasonable opportunity and access to the system to directly prepare special reports, stored procedures and/or applications on both routine and emergency basis via a duplicate database that shall be set up and maintained by RPC. RPC will use commercially reasonable efforts to process these requests in the time frame requested by Client.

          2.3 System Maintenance Activities. RPC will provide maintenance of the System as set forth below and in Exhibit E hereto.

               a) Facilities. RPC shall plan, provide, maintain, operate and manage its System data processing facilities as necessary to provide the Services to Client.

               b) System and Application Changes. Client acknowledges that RPC has the right, as reasonably necessary or convenient for RPC's own purposes, providing it does not have an adverse effect on the Client, or to improve the quality of service to Client, to change rules of operation, accessibility periods, Client identification procedures, types of equipment utilized by RPC at its data processing facility, system interfaces, operating and other system and network software, utilities, and database software, and to implement enhancements or updates to the System Software. RPC will supply a detailed list and time schedule of planned changes ten days prior to implementation of the changes. Any change to Client's customized software or interfaces will not be made without prior written approval of Client.

               c) System Security. Client agrees to follow RPC's standard security procedures when accessing and using the System as described in Exhibit H. Client acknowledges that RPC has neither responsibility for nor control of the communication line used to access the System since such line is provided by a third party public utility and that the security of transmissions to and from the System is not the responsibility of RPC. In the event of a security or encryption breach or equipment failure, RPC and Client agree to be co-responsible for communicating to each other what, who, when and where of the specifics as soon as discovered.

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          2.4 Disaster  Recovery  Plan. The parties agree to cooperate with each other in the event of any disaster as set forth in RPC's disaster recovery plan, which plan may be reasonably modified from time to time. RPC's current Disaster Recovery plan is shown in Exhibit I. All client files will be backed up on a daily basis as more fully described in Exhibits B and E.

     3. CLIENT OBLIGATIONS.

          3.1 Cooperation and Assistance. Client agrees (a) to provide RPC with full, good faith cooperation and information, as may be required in order for RPC to render the Services hereunder, including, (i) to obtain, at Client's sole cost and expense, the consent and assistance of any necessary third party that provides services to Client relating to Client's data (e.g., payroll services, vendors); (ii) to provide to RPC any data to be converted in machine readable format as reasonably requested by RPC and to identify all sources of such data; (iii) to provide any data scrubbing activities (including without limitation the correction or fixing of incomplete, redundant, inaccurate, or corrupted data) and agrees and acknowledges that incomplete, redundant, inaccurate or corrupted data may delay or prevent successful conversion of such data, notwithstanding RPC's efforts under this Agreement; (iv) to cause its employees to complete all necessary training and to arrange for any additional training in order to enable its employees to properly supply input and utilize output of the System and manage such employees in performance of tasks pursuant to any performance agendas set forth in this Agreement; and (v) to complete all tasks that are required to prepare Client's data and equipment at Client's site for performance of RPC of the Services; (b) to provide such assistance, including support services, information and other assistance, as may be reasonably requested by RPC from time to time; (c) not to copy, duplicate, modify or incorporate in any other work any of the Software or to reverse compile, disassemble, reverse engineer or otherwise reduce to human perceivable form any of the Software; and (d) to timely and fully carry out all other Client responsibilities set forth herein. Any delay in the provision of Services due to the delay of Client to fully and timely perform its obligations shall extend the time required by RPC to perform the Services.

          3.2 Operating Methods and Procedures. Client shall use the Software in accordance with such reasonable policies as agreed to in writing by RPC and its licensors, as set forth in any materials furnished by RPC to Client from time to time. Client shall supplement or modify its operating methods and procedures as reasonably required to make effective use of, and functionally conform with, such Software policies. Any such changes shall be approved in writing by the Client, whose approval shall not be unreasonably withheld.

          3.3 Client Covenants to Oracle Corporation ("Oracle"). Oracle and RPC are parties to an agreement pursuant to which RPC licenses the Oracle
     Applications Software from Oracle. Pursuant to the Oracle license agreement, RPC may grant to Client, as a subscriber, certain rights to access and use the Oracle Applications Software, subject to Client agreeing to certain conditions of such use and access. Therefore, Client covenants to Oracle the following: (a) Client shall not cause or permit the reverse engineering, disassembly or decompilation of the Oracle Applications Software, or use the Oracle Applications Software outside the scope of the this Agreement; (b) Title to the Oracle Applications Software shall not pass to Client; (c) Client disclaims, to the extent permitted by law, Oracle's liability for any damages, whether direct, indirect, incidental or consequential arising from the use of the Oracle Applications Software; (d) Client will use the Oracle Applications Software only in object code form;
     (e) Upon termination of this Agreement, Client shall cease using the Oracle Applications Software; (f) Oracle is a third party beneficiary of this Agreement; and (g) Client shall not publish any result of benchmark tests run on the Oracle Applications Software.

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          3.4 Client  Relocation.  If Client moves from its current  facility to different facilities, Client agrees to pay all costs and expenses incurred relating to such move. RPC shall provide reasonable assistance to Client, including reinstallation and reprogramming as necessary to continue to provide Client access to the System, and such assistance shall be charged at RPC's then published standard list rate which shall be made available to Client upon request. RPC's current Professional Service Rates for calendar year 2000 are shown in Exhibit G.

     4. FEES AND EXPENSES. Client shall pay to RPC fees for Services as set forth in Exhibit C.

          4.1 Fees For Implementation Services. Fees for Implementation Services shall be in the amount and payable as set forth in Exhibit C. Fees paid for Implementation Services are non-refundable.

          4.2 Monthly Service Fee. The monthly service fee is to consist of actual time and expense charged to the contract as more fully described and shown on Exhibits C and D. In no event shall the monthly fee fall below $12,500. The Monthly Service Fee shall be inclusive of expenses related to pre-printed forms or forms set-up, letterhead, stationery, off-set printing, any special printing requests, envelopes and labels, insertions to mailings and postage costs, overnight delivery charges, mail handling, telephone, facsimile and communications costs, copying costs and storage of records.

          4.3 Expenses Not Included in Monthly Service Fee. Client shall be responsible for any travel-related expenses associated with the Implementation, as more fully described in Exhibit A and the Services shown in Exhibit B, outside Client's Alameda facility, and any federal, state or local taxes based on the Services paid by RPC. Other expenses to be paid by RPC on behalf of the Client shall require written, preauthorization by the Client whose authorization shall not be reasonably withheld. Travel expenses, reimbursement for taxes and other re-authorized expenses shall be invoiced monthly as set forth in Section 4.4.

          4.4 Invoices and Payment. RPC shall invoice Client monthly as of the first of each month for Services to be performed by RPC during that month based upon the Monthly Service Fee set forth on Exhibit C. Such invoice shall include the Monthly Service Fee for the current month plus any expenses related to travel by RPC or federal, state, or local taxes based on the Services or other deliverables paid by RPC owing with respect to the prior month, and less any amount paid by Client in excess of the amount of fees owing with respect to the prior month. Each invoice is due and payable upon receipt. If RPC has not received payment within thirty (30) days after the due date, interest shall accrue on past due amounts at the rate of 10% per annum commencing with the due date and continuing until fully paid.

     5. CONFIDENTIALITY. The RPC Confidentiality Agreement executed by the parties in conjunction with this Agreement (the "Confidentiality Agreement") shall govern the treatment of any Secret Information, as defined in the Confidentiality Agreement, transferred between the parties in connection with this Agreement. To the extent not included in the Confidentiality Agreement, (i) the financial terms of this Agreement and any report or advice provided by RPC hereunder, and (ii) the Software, documentation relating thereto and all other information relating to the Software, shall also be considered Secret Information. Notwithstanding the above, RPC shall have the right to include Client's name on any publicly distributed customer list or press release.

     6. WARRANTIES.

          6.1 Warranty for Services. RPC warrants during the term of the Agreement that the Services shall be performed in a timely manner and of a quality conforming to generally accepted industry standards and practices. At any time following completion of any Services, RPC shall, at RPC's expense, upon receipt of written notice from Client describing a breach of the foregoing warranty in such

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     reasonable detail as is requested by RPC, re-perform the Services described in such written notice so as to conform to generally accepted industry standards.

          6.2  Disclaimers.  EXCEPT FOR THE EXPRESS  WARRANTIES  SET OUT IN THIS
     SECTION 6, THE SOFTWARE AND SERVICES ARE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTY WHATSOEVER. THE ABOVE WARRANTIES DO NOT COVER THE RESULTS OF ACCIDENT, ABUSE, NEGLECT, IMPROPER TESTING, OR VANDALISM WITH RESPECT TO THE SOFTWARE BY ANYONE OTHER THAN RPC, OR ACTS OF GOD. RPC IS ACTING SOLELY AS A THIRD PARTY SERVICE PROVIDER UNDER THIS AGREEMENT AND SHALL NOT PARTICIPATE IN MANAGEMENT DECISIONS REGARDING CLIENT'S BUSINESS. ACCOUNTING SERVICES RENDERED UNDER THIS AGREEMENT SHALL NOT BE MISCONSTRUED AS A SUBSTITUTE FOR THE SERVICES OF PROFESSIONAL ATTORNEYS, TAX ADVISORS AND CERTIFIED PUBLIC ACCOUNTANTS. RPC DOES NOT WARRANT THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED, ERROR FREE OR COMPLETELY SECURE. RPC MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SOFTWARE OR REGARDING THE SERVICES, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE OR ANY OTHER MATTER, OTHER THAN THE EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT. NO REPRESENTATION OR STATEMENT REGARDING THE SOFTWARE OR SERVICES NOT EXPRESSLY CONTAINED IN THIS AGREEMENT SHALL BE BINDING UPON RPC AS A WARRANTY OR OTHERWISE.

     7. TERM AND TERMINATION.

          7.1 Term. The term of this Agreement shall commence on the Effective Date and continue until earlier terminated in accordance with its terms. The obligations of RPC and Client in Sections 1.1(c), 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 shall survive termination or expiration of this Agreement.

          7.2. Termination for Convenience. After the expiration of the first year of the term, this Agreement may be terminated by either party upon sixty- (60) days' advance written notice to the other. In the event Client terminates this Agreement for convenience prior to payment to RPC for any Services rendered or for reasonable expenses incurred, Client agrees to pay any related fees charged (including a pro-rata portion of any fees not yet due under the terms of this Agreement allocable to Services rendered in advance of such due date) and reasonable expenses incurred by RPC with respect thereto.

          7.3 Termination for Breach. If either party shall materially fail to fulfill any obligation under this Agreement, and such failure has not been cured within ten (10) days after receipt of the other party's written notice thereof, the party giving notice may, at any time thereafter, terminate this Agreement. Upon termination, all licenses granted hereunder shall immediately terminate and each party shall return and make no further use of Software, equipment, property, materials and other items (and all copies thereof) belonging to the other party.

          7.4 Disposition of Records and Data Upon Termination. Client agrees to furnish RPC with reasonable written instruction for disposition of Client's records and computer data not later than thirty (30) days after expiration or termination of this Agreement. RPC will return copies of Client's hard copy records unless instructed otherwise. With respect to computer data, RPC shall convert such data to be returned to Client into a format as the parties shall mutually agree in writing, such conversion to be at Client's expense. Client agrees that RPC may dispose of any unconverted data. Client agrees to pay any reasonable expense incurred by RPC in returning, converting or disposing of Client records and/or data upon receipt of an invoice from RPC.

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     8.  INDEMNIFICATION.  Client shall  indemnify and hold harmless RPC and its directors, officers, employees, affiliates and agents, against any claims, losses or damages, including court costs and reasonable attorney's fees, asserted by any person claiming through Client if the claim does not arise directly from or relate directly to RPC's performance of Services hereunder.

     9. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY OR THEIR LICENSORS BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR REVENUE, LOST SAVINGS, LOSS OF USE OF THE SOFTWARE OR ANY COMPONENT OR SUBPART THEREOF, BUSINESS INTERRUPTION, OR COST OF SUBSTITUTED FACILITIES, EQUIPMENT OR SERVICES, OR OTHER ECONOMIC LOSS ARISING OUT OF BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR AGREEMENTS CONTAINED IN THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND WHETHER ANY CLAIM FOR RECOVERY IS BASED ON THEORIES OF CONTRACT, NEGLIGENCE OR TORT (INCLUDING STRICT LIABILITY). WITHOUT LIMITING THE FOREGOING, RPC MAKES NO WARRANTIES AND IN NO EVENT SHALL BE LIABLE FOR PERFORMANCE OF THE SOFTWARE OR RESULTS FROM ITS USE, OR SERVICES RENDERED, IF RPC HAS BEEN PROVIDED INCOMPLETE, INACCURATE OR CORRUPTED DATA OR INFORMATION OR CLIENT HAS MISUSED THE SOFTWARE. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, CLIENT AGREES THAT IN NO EVENT SHALL RPC'S LIABILITY TO CLIENT, OR ANY THIRD PARTY IN CONNECTION WITH THE PERFORMANCE OF ANY OR ALL OF THE SERVICES, REGARDLESS OF THE FORM OF CLAIM OR ACTION, EXCEED AN AMOUNT EQUAL TO THE TOTAL AMOUNT OF MONTHLY SERVICE FEES PAID BY CLIENT FOR THE FIRST THREE MONTHS OF THIS AGREEMENT AS SET FORTH IN EXHIBIT C.

     10. FORCE MAJEURE. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages, or any other cause beyond the reasonable control of such party.

     11. NO SOLICITATION. Client agrees not to solicit, entice or offer employment to any employee of RPC, contact with whom was made by Client as a direct or indirect result of, or in connection with this Agreement, during the term hereof and for three (3) years thereafter.

     12. OWNERSHIP. Client shall have exclusive ownership of the data provided by Client to RPC. RPC will own all worldwide right, title and interest in and to any software tools, specifications, ideas, concepts, know-how, processes, techniques, interfaces and customizations used by RPC in performing the Services (collectively "RPC Technology"), including all worldwide intellectual property rights therein. Subject to the terms of this Agreement, RPC hereby grants to Client non-exclusive, ownership rights in and to the interfaces and customizations developed for Client by RPC ("Client Technology"). RPC will indemnify and hold harmless Client against any third party claims concerning ownership of the Client Technology. The Client Technology may be used by Client including, without limitation, any employee or contractors designated by Client for Client's own internal business purposes only and may not be used by Client to compete with RPC. Client agrees not to disclose the Client Technology to a third party except as may be required to facilitate Client's internal business use of the Client Technology. RPC may use the RPC Technology, the Client Technology or "Residual Information" (as defined herein), to develop RPC products or to develop applications for other RPC clients. "Residual Information" means information in non-tangible form, which may be retained by persons within RPC's organization who have participated in the development of Client's use of the System and Software. RPC will have no obligation to limit or restrict, in any way, the assignment or reassignment of any such persons. This Agreement shall not prevent RPC from entering into similar agreements with third parties, or from independently developing, using, selling or licensing materials, products or services which are similar to those provided hereunder, except RPC must receive written permission to use this specific technology to enter into an agreement with direct competitors of Client. Client's rights and limitations under this section 12 may be assignable by Client to any successor in interest to Client or Client's business.

     13. MISCELLANEOUS. This Agreement shall be governed by the laws of the State of California without regard to its choice of law provisions. It is agreed that exclusive jurisdiction and venue for any legal action between the parties arising out of or relating to the performance of this Agreement and the Confidentiality Agreement shall be in the state and federal courts, as applicable, sitting in the Northern District of California; provided, that RPC shall be entitled to seek injunctive or other interim or equitable relief in other jurisdictions as may be required to protect its rights. If any provision of this Agreement is held to be invalid or unenforceable, the invalid or unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed herein; the remaining provisions shall remain in full force and effect. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. This Agreement, and the Exhibits hereto, and the Confidentiality Agreement, constitute the entire agreement between the parties and supersede all previous agreements or representations, written or oral, with respect to the Services. RPC reserves the right and Client agrees that the terms of this Agreement may be re-negotiated and amended pursuant hereto, provided, this Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party. Either party may assign this Agreement to an entity acquiring substantially all of its assets or merging with it, provided that such assignee agrees in advance, in writing, to assume all obligations under this Agreement. In the event of any dispute arising out of or with respect to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and court costs, whether or not the dispute is prosecuted to judgment. It is expressly understood that Client and RPC are independent contractors of one another, and that neither has the authority to bind the other to any third person.

     14. NOTICE. All notices hereunder shall be in writing, and shall be given personally, by confirmed fax or express delivery to either party at their respective addresses shown at the beginning of this Agreement, attention to Accounting Manager, or at such other place as any party may designate by notice given in accordance with this Section 14. Notices shall be deemed given when delivered or transmitted, or seven (7) days after deposit in the United States Mail.

     15.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

RESOURCEPHOENIX.COM.                       MYTURN.COM, INC.

By:/s/ Gregory A. Thornton                 By: /s/ Clark Murray
   -----------------------                     ----------------
   Gregory A. Thornton                     Name:  Clark Murray
   Vice President and

   Chief Financial Officer
                                           Title:  VP Operations
                                                 ----------------
                                           Date: 10/10/00
                                                 ----------------

                                    EXHIBIT A

                           IMPLEMENTATION AND TRAINING

1.      Installation and Testing Services.

RPC will use its commercially reasonable efforts to install and configure the following modules that will be available on the dates indicated:


o        Oracle General Ledger              2 months from start of implementation (Phase I)
o        Oracle Accounts Payable            2 months from start of implementation (Phase I)
o        Oracle Accounts Receivable         2 months from start of implementation (Phase I)
o        Oracle Inventory                   2 months from start of implementation (Phase I)
o        Oracle Order Entry                 2 months from start of implementation (Phase I)
o        Oracle Purchasing                  2 months from start of implementation (Phase I)
o        Oracle Fixed Assets                2 months from start of implementation (Phase I)
o        Oracle EDI                         2 months from start of implementation (Phase I)
o        Oracle Cash Management             2 months from start of implementation (Phase I)
o        Oracle Bill of Materials           3 months from start of implementation (Phase II)
o        Oracle MRP                         4 months from start of implementation (Phase III)
o        Oracle Project Costs               4 months from start of implementation(Phase III


These modules will be implemented based on Client requirements that will be defined during a Client Needs Assessment session. RPC and Client will determine a general ledger Chart of Accounts structure that will serve as the application foundation and facilitate all current and future reporting needs. RPC will build an application infrastructure that meets the Client's immediate needs and allows scalability to meet ongoing and future business requirements.

RPC will generate test scripts that will be used to validate all aspects of implementation. Client may choose to participate in the testing process and will be given data scripts to follow and report output to review.

2.      SCOPE

This implementation scope is based on initial discovery performed to date and is based on representations made to RPC by Client. It may not include all tasks required to meet Client's needs. Additional discovery will be performed as part of the implementation and any updates made to manage the implementation process. This project plan, as initially presented in version one, will continue to be developed by RPC, reviewed with Client and monitored for additions/changes in the scope of the implementation. The project plan, as modified from time to time, will be the guiding document with regards to scope of implementation and timing of the implementation.

1)       Initial Discovery
        o        Operation's Business Analysis
        o        Statement of Work
        o        Segment Structure
        o        IT Connectivity Needs (Questionnaire)
        o        Ping Testing
        o        Training Expectations Plan
        o        Status Meeting

2)       General Project Management
        o        Create Project Plan
        o        Create Project Timeline
        o        Set-up client training
        o        Finalize Business Analysis
        o        Finalize Interface Specifications
        o        Kickoff Meeting
        o        Create Databases
        o        Create Test Environment
        o        Create Production Environment
        o        Determine Hardware & Software Needs
        o        Determine VPN Router Needs
        o        Review desktops & printers
        o        Install J initiator/Applet viewer
3)       GL Set-ups
        o        Set-up Chart of Accounts Values
        o        Approval of Values from RPC & Client
        o        Load initial COA segment values (ongoing)
        o        Create GL Calendar
        o        Set up Set of Books
        o        Perform Multi Org. Setup
        o        Complete Other GL Setups
        o        Document GL Set-ups
        o        Create GL responsibilities
        o        Convert Beginning GL Balances
        o        GL System Testing
4)       AP Set-ups
        o        Set-up Payment Terms
        o        Define Invoice approval codes
        o        Enter Locations (HR)
        o        Define Financials Options
        o        Define payables options
        o        Define Payment programs
        o        Set-up Banks
        o        Set-up payment methods
        o        Register custom programs
        o        Set-up vendors
        o        Set-up employees
        o        Document AP Set-ups
        o        Create AP responsibilities
        o        Convert Open AP
        o        AP System Testing
        o        Customization Testing
5)       AR Set-ups
        o        Research Sales Tax Solutions
        o        Define System Items Flexfield
        o        Define Territory Flexfield
        o        Define Sales Tax Location Flexfield
        o        Define Systems Options
        o        Define Payment Terms
        o        Open Accounting Periods
        o        Define AutoAccounting
        o        Define Transaction Types

        o        Define Invoice Sources
        o        Define Adjustment Approval Limits
        o        Define Remittance Banks
        o        Define Receivables Activities
        o        Define Receipt Classes
        o        Define Payment Methods
        o        Define Receipt Sources
        o        Define Aging Buckets
        o        Define Statement Cycles
        o        Sales Tax Setups
        o        Define Statement Messages
        o        Define Territories
        o        Define Sales Agents
        o        Define Profile Options
        o        Define Tax Codes and Rates
        o        Define Customer Profile Classes
        o        Define Customers
        o        Define Remit-To Addresses
        o        Define Units of Measure Classes
        o        Define Standard Memo lines or items
        o        Document AR Set-ups
        o        Define User responsibilities
        o        Wrap up open issues
        o        Convert open balances
        o        Invoice Testing
        o        Revenue Recognition Testing
        o        Cash Application Testing
6)       Fixed Assets Set-ups
        o        Define Asset Category Flexfield
        o        Define Location Flexfield
        o        Define Asset Key Flexfield
        o        Define System Controls
        o        Define Locations
        o        Define Fiscal Years
        o        Define Calendars
        o        Define Journals Entry Sources
        o        Define Book Controls
        o        Define Prorate and Retirement Conventions
        o        Define Units of Measure
        o        Define Asset Categories
        o        Define Profile Options
        o        Define User responsibilities
        o        Document FA Set-ups
        o        Convert Fixed Assets
        o        FA System Testing
7)       Inventory Set-ups
        o        Define Systems Items Flexfield
        o        Define Item Categories Flexfield
        o        Define Item Catalog Group Flexfield
        o        Define Stock Locators Flexfield
        o        Define Account Aliases Flexfield
        o        Define Sales Orders Flexfield
        o        Define Organization Calendar

        o        Define Organizations
        o        Define Organization Parameters
        o        Change Organizations
        o        Define Unit of Measure Classes
        o        Define Unit of Measure
        o        Define Subinventories
        o        Define Item Attribute Controls
        o        Define Categories
        o        Define Category Set
        o        Define Default Category sets
        o        Define Statuses
        o        Define Cost types
        o        Open Accounting Periods
        o        Request interface managers
        o        Set Profile Options
        o        Document Inventory Set-ups
        o        Convert Inventory
8)       Order Entry Set-ups
        o        Define Set of Books
        o        Define Key Flexfields
        o        Define Organizations
        o        Define OE Profile Options
        o        Define Payment Terms
        o        Define Invoicing and Accounting Rules
        o        Define Transaction Types
        o        Define Auto Accounting
        o        Define Territories
        o        Define Customer Profile Classes
        o        Define Invoice Batch Sources
        o        Define AutoInvoice Line Ordering
        o        Define AutoInvoice Grouping
        o        Define Quick Codes
        o        Define Freight Carriers
        o        Define Units of Measure
        o        Define Order Number Sources
        o        Define OrderImport Sources
        o        Define Freight Charges
        o        Choosing Shipping Document Printers
        o        Define Sales Credit Types
        o        Define Order Cycles
        o        Define Security Rules
        o        Define Item Categories
        o        Define Items
        o        Define Pricing
        o        Define Salespeople
        o        Define Customers
        o        Define Agreements
        o        Define Standard Value Rule Sets
        o        Define Order Types
        o        Define Discounts
        o        Define Credit Checking
        o        Define Cost of Goods Sold
        o        Define Holds

        o        Define Notes
        o        Define Document Sets
        o        Define Descriptive Flexfields
        o        Define Tax Codes and Rates
        o        Define Tax Exceptions and Exemptions
        o        Define Release Sequence Rules
        o        Define Pick Release Grouping Rules
        o        Define Container-Load Relationships
        o        Define Shipping Parameters
9)       Purchasing Set-ups
        o        User Names
        o        Account Flexfield Combinations
        o        Job Flexfield
        o        Position Flexfield
        o        Grade Flexfield
        o        People Group Flexfield
        o        Item Catalog Flexfield
        o        Item Category Flexfield
        o        Item Flexfield
        o        Set of Books
        o        Open and Close GL Accounting Periods
        o        Choose Set of Books
        o        Organizations
        o        UOM Classes
        o        UOM
        o        UOM Conversions
        o        Item Attribute Controls
        o        Container Type QuickCodes
        o        Item Statuses
        o        Item Type QuickCodes
        o        Customer Item Commodity Codes
        o        Item Templates
        o        Employee QuickCodes
        o        Supplier and Employee Numbering
        o        Employee
        o        Jobs
        o        Positions
        o        Position Hierarchies
        o        Workflow
        o        Account Generator
        o        Profiles
        o        Open INV Accounting Periods
        o        Open PO Accounting Periods
        o        Subinventories
        o        Cross-Reference Types
        o        Tax Names
        o        Location Associations
        o        Approval Groups
        o        Assign Approval Groups
        o        Employee Hierarchy
        o        Document Types
        o        Purchasing Lookup Codes
        o        Inspection Codes

        o        Hazard Codes
        o        UN Numbers
        o        Standard Attachments
        o        Purchasing Category Flexfield
        o        Account Alias Flexfield
        o        Purchasing Options
        o        Buyers
        o        Item
        o        Item Relationships
        o        Line Types
        o        Purchasing Database Administrator
        o        Financials Options
        o        Receiving Options
        o        Receiving Processor
        o        Document Approval Manager
        o        Suppliers
        o        Notifications for Purchasing Documents
        o        Document Creation Options
        o        Approval Timeout Feature
        o        Workflow Background Process
        o        Modify Change Order Workflow Options
        o        Catalog Groups
        o        Transaction Reasons
        o        Descriptive Flexfields
10)      Bill of Materials Set-ups
        o        Set Profile Options
        o        Define Exception Templates
        o        Define and Build your Workday Calendar
        o        Assign Workday Calendar/Exception Set to Organization
        o        Define Bill of Material Parameters
        o        Define Department Classes
        o        Define Resources
        o        Define Resource Groups
        o        Define Simulation Sets
        o        Define Locations
        o        Define Departments
        o        Assign Resources and Shifts to Departments
        o        Define Overheads
        o        Associate Overheads with Departments
        o        Define Alternates
        o        Define Standard BOM Comments
        o        Define Standard Instructions
        o        Define Change Order Types
        o        Define Delete Constraints
11)      MRP Set-ups
        o        MPS/MRP Parameters
        o        Deliver-to Locations
        o        Employees
        o        Profile Options
        o        Forecast Sets
        o        MDS Names
        o        MPS Names
        o        MRP Names

        o        DRP Names
        o        Sourcing Rules / Bills of Distribution
        o        Assignment Sets
        o        Inter-organization Shipping Network
        o        Shipping Methods
        o        Information Audit
        o        Planning Parameters
        o        Planning Manager
        o        Planners
        o        Planning Exception Sets
        o        Demand Classes
        o        Source Lists
        o        Planner Workbench Criteria Sets
        o        Supplier Planned Inventories
12)      Project Costing Set-ups
        o        Define set of books
        o        Define locations
        o        Define organizations
        o        Define organization hierarchy
        o        Specify and project burden hierarchy for each business group
        o        Define jobs
        o        Define employees
        o        Define customers
        o        Define implementation options
        o        Define PA periods
        o        Define expenditure categories
        o        Define revenue categories
        o        Define units (UOM)
        o        Define expenditure types
        o        Define non-labor resources
        o        Define transactions sources
        o        Define cost rates for expenditure types
        o        Define usage cost rate overrides
        o        Define compensation rules
        o        Define employee cost rates
        o        Define labor cost multipliers
        o        Implement labor costing extension
        o        Implement labor transaction extension
        o        Define cost bases and cost base types
        o        Define burden cost codes
        o        Define burden structures
        o        Define burden schedules
        o        Define payment terms
        o        Define agreement types
        o        Define bill rate schedules
        o        Define invoice formats
        o        Define credit types
        o        Define event types
        o        Assign event types for cost-to-cost revenue
        o        Implement billing extensions
        o        Implement labor billing extensions
        o        Define budget types
        o        Define budget change reasons

        o        Define budget entry methods
        o        Define resource lists
        o        Implement budget calculation extension
        o        Define project statuses
        o        Define class categories and codes
        o        Define service types
        o        Define project role types
        o        Define project customer relationships
        o        Define contact types
        o        Define project types
        o        Define project templates
        o        Implement transaction control extension
        o        Define derived columns
        o        Define displayed columns
        o        Specify profile option values
        o        Define descriptive flexfields
        o        Define request groups for report and process security
        o        Define responsibilities for different functional users
        o        Setup accounting for labor costs
        o        Setup accounting for expense report costs
        o        Setup accounting for usage costs
        o        Setup accounting for supplier invoice adjustment costs
        o        Setup accounting for total burdened costs
        o        Setup accounting for labor revenue
        o        Setup accounting for expense report revenue
        o        Setup accounting for usage revenue
        o        Setup accounting for supplier invoice revenue
        o        Setup accounting for event revenue
        o Setup accounting for unbilled receivables, unearned revenue, and receivables
        o        Setup accounting for invoice write-offs
        o        Setup indirect projects for cost collection
13)      EDI Set-ups
        o        Set-ups to be determined and will include:
        o EDI purchase order transaction feed from customers into Oracle Order Entry Module.
        o        Order feeds to the FGI system
        o        Order releases to the FGI warehouse
        o Inventory shipment Updates from the FGI system to the Oracle system
        o        Invoice Billing system to Bank of America
        o        Invoice Billing to Customers
        o        RMA feed to the service center
        o RMA receipts to the Oracle Inventory and Oracle Receivables from the service centers
14)   Pre "Go Live" Tasks
        o        Define User-Acceptance Test Scripts
        o        Test GL
        o        Test AP Transactions
        o        Test AR Transactions
        o        Test Client Output
        o        Define FSG's
        o        Standard FSG's
        o        Design FSG's
        o        Training
        o        Client Training
        o        Staff Training

3. Interfaces. Further analysis is required to determine whether inter-faces will be required to process payroll data received from Administaff into Oracle General Ledger and data received for the set up and revenue posting for Genuity. RPC and Client will determine the timing, scope and pricing of these interfaces.


4.       Training Services.

          4.1 Inquiry Course: The Client Inquiry course includes customized training for General Ledger, Accounts Payable, Accounts Receivable and Fixed Assets. Objectives of the course include:

          o Ability to navigate in all installed  Oracle  applications
          o Overview of RPC's business solution o Whom to contact for ongoing support
          o Ability to perform searches/access data in each installed Oracle module
          o Ability  to  approve invoices  electronically  (Web candidate)
          o Understanding  of and ability to run reports

          Course Length:    4-5 hours

          Required Attendees: Two (2) Client employees who will be approving invoices for disbursement and those employees who may need to run reports or perform system searches.

          Location: RPC's Training Facility

          Class will be scheduled to provide "just in time" training for Client, based on the actual implementation date.

         4.2 Additional training will be provided on Purchasing, Inventory, Order Entry, EDI, Cash Management, BOM, MRP and Project Costs closer to the actual implementation date of each module. Further analysis based on client business model and information gathered during the Discovery meeting is required to outline the appropriate modality. (E.g.: Train the Trainer, Instructor Deliver or Self-Paced Materials). All classes will be scheduled to provide "just in time" training for each phase. RPC and Client will mutually agree upon a future training plan, location, and required attendees.

                                    EXHIBIT B

                                MONTHLY SERVICES

1)       General Finance and Accounting Services

  a)       Internal Controls
        o        Determine Validity of Controls and Segregation of Duties
        o        Control of Documents
        o        Completeness and Accuracy Checks
        o        Record in Appropriate Journals
        o        Investigate Unprocessed Transactions
        o        Handle Rejected Transactions
        o        Perform Monthly Reconciliation's and Investigate Differences
        o        Safeguard All Accounting Records
        o        Authorize Transactions
  b)       System Maintenance
        o        Manage System Development
        o        System Design
        o        Testing
        o        Documentation
        o        Set-Up New Data
        o        Convert Data
        o        Scheduling
        o        Job Set-Up and Execution
        o        Operator Logs
        o        Back-Up and Recovery
        o        Overall System Access Controls
        o        Security Policy
        o        Security Administration
        o        Dial Up Access
        o        Physical Access
        o        Custody of Data and Programs Stored Off-Line
  c)       Financial Reporting
        o        Set-Up and Maintain Reports
        o        Input Budgets
        o        Prepare Monthly Income Statement
        o        Analyze Budget vs. Actual Variances
        o        Prepare Monthly Balance Sheet
        o        Prepare Monthly Cash Flow Statement
        o        Prepare Management Reports
        o        Prepare Pro Forma Reporting
        o        Prepare Schedule of COGS Manufactured
        o        Prepare Schedule of COGS Sold
  d)       General Ledger
        o        Set-Up and Processing
        o        Establish Accounts and Titles
        o        Establish Contra Accounts
        o        Post Monthly Activity
        o        Documentation of Journal Entries
        o        Review and Authorize All Entries
        o        Prepare Trial Balance
        o        Perform Reconciliation's
        o        Review Reconciliation's and Trial Balance

        o        Close Income and Expense Items
        o        Set-UP Recurring Accruals
        o        Post Accruals
  e)       Cash
        o        Expedite Cash Receipts
        o        Open Mail
        o        ACH Reconciliation's
        o        Reconcile Deposits
        o        Summarize Cash Receipts
        o        Prepare Bank Reconciliation's
        o        Review of Reconciliation's
        o        Prepare Cash Flow Statement
        o        Provide Forecasts
  f)       Accounts Receivable
        o        Segregation of Duties
        o        Guidelines for Collections
        o        Prepare and Send Dunning Letters
        o        Prepare AR Aging Reports
        o        Invoice Customers
        o        Review Sales Journal
        o        Post to GL
        o        Identify Errors
        o        Post Adjustments
        o        Reconcile AR Subsidiary Ledger
        o        Issue Credit Memos
        o        Process Allowances
        o        Reconcile Revenue
        o        Reconcile Web Reports to ACH Reports
  g)       Inventory
        o        Custodial Control
        o        Perform Independent Check of Transferred Items
        o        Reconcile Physical Counts
        o        Proper Identification of Ownership
        o        Revalue As Necessary
        o        Post Adjustments to the GL
  h)       Prepaids
        o        Review Incoming Invoices to Ensure Payment
        o        Maintain Asset Register
        o        Develop Amortization Periods and Rates
        o        Prepare Journal Entries
        o        Prepare Reconciliation's
        o        Investigate Discrepancies
  i)       Fixed Assets
        o        Receipt and Identification of Capital Asset
        o        Maintain Fixed Asset Ledgers
        o        Post to Detailed Ledgers
        o        Reconcile to GL
        o        Investigate and Resolve Difference
        o        Capitalize Expenditures While Building Assets
        o        Determine Useful Lives
        o        Determine Depreciation Methods
        o        Document Disposed Assets
        o        Record Disposals
  j)       Accounts Payable
        o        Establish Control Devices

        o        Prepare Voucher Packages
        o        Establish Guidelines for C.O.D Purchases
        o        Review Debit Balances in AP
        o        Prepare Debit Memos
        o        Receive Credit Memos From Vendor
        o        Review and Code Invoices
        o        Provide Web Candidate Report
        o        Verify Funds Transfer
        o        Process Disbursements
        o        Maintain Check Control Log
        o        Reimburse Imprest Funds
        o        Post to the General Ledger
        o        Reconcile AP Trial Balance to GL
        o        Receive Vendor Calls
        o        Prepare and File 1099s

2)       Audit Support Services

  a)       Preparation of audit work papers as directed by external auditors
  b) Interfacing with external auditors during annual audit of financial statements

3)       Information Technology Services

  a) Management and maintenance of the implemented Oracle applications and required interfaces, as well as the hardware on which they operate
  b) Maintenance of adequate disaster recovery procedures to safeguard data
  c)       Performance of nightly data and computer system backup procedures
  d)       Off-site storage of data backups
  e) Provide functional interface between payroll service and the Oracle General Ledger based on payroll vendor's ability to provide appropriate posting level detail
  f) Once fully implemented, the Client's employees will have access to the accounting applications, database and reporting therefrom through the Internet. To the extent that access is limited because key personnel are unavailable, the schedule could be impacted.

4)       Service Level

  a) RPC will close the books, perform account reconciliation, and provide month end financial reporting by the end of the tenth business day following the last day of the month. The timing of the availability of these reports is contingent upon timely access to customer personnel and interfaces with customer vendors.
  b) RPC will process all transactions, including but not limited to, cash receipts, vendor invoices, and manual checks, within twenty-four (24) hours of receiving such information from customer and/or customer's vendor(s)
  c) RPC will remediate all processing errors resulting from the services performed by RPC under this Agreement prior to closing the ledgers for the previous month
  d)       RPC will implement and host the Oracle Applications  identified above
  e) RPC will maintain tight internal controls to avoid loss of customer checks and/or data

5) Other: Automated interfaces are presently available to integrate financials with the following:
  a)       Laser check printing.
  b)       ACH Deposits for my Turn.com employees
  c) Electronic Bank statements for automatic bank reconciliation, Positive Pay and Cleared items - using a Bank of America FBO account.
  d)       Speedscan

                                    EXHIBIT E

                     SUPPORT SERVICES and SYSTEM MAINTENANCE

1.       Support Services.

         o     Accounting  Manager.  Client will be  assigned  an  Accounting
               Manager, acceptable to Client, whose approval shall not be unreasonably withheld, who will be the point-of-contact with Client. The Accounting Manager will provide answers to Client questions and problems to be resolved. The Accounting Manager will be available and support Client during Client's normal business hours - Monday through Friday. In the event that Client has a problem that cannot be resolved by the Accounting Manager or a problem occurs outside of the Client's normal business hours, the Accounting Manager or the Client should contact the RPC Help Desk.

         o RPC Help Desk. RPC provides Help Desk support services for all RPC Clients. Many Client questions, requests, and problems can be resolved immediately by the Help Desk, however, more complicated problems may need to be transferred to other RPC support areas. In any event, the RPC Help Desk will issue Client a trouble ticket number and expected resolution time. Client may access the RPC Help Desk via telephone or email at any time. The Help Desk is available 24 hours a day - 7 days a week. An RPC Help Desk representative will give immediate telephone support, or, if paged, will respond back to Client within approximately 1 hour.

         The RPC Help Desk toll free telephone number is 800-821-8206.

         o Problem Resolution. RPC will use reasonable efforts to correct and resolve any errors that Client reports to RPC and which RPC is able to reproduce. Client should provide RPC with all information requested by RPC to reproduce such errors. For each such error, RPC will use diligent efforts to provide Client with:
               (i) a work-around; (ii) a software patch or, if RPC is unable to provide Client with either of the foregoing; (iii) a specific action plan for addressing the error, including a good faith estimate of the time required to correct and resolve such error.

         o Escalation Procedures. RPC's Operations Support Team will escalate problem resolution as deemed necessary based on the priority of the problem as defined by Client. Escalation will include, but will not be limited to, Senior Analyst, Director of Operations Support, IT Applications, Network Engineers, Client Integration Services and the support personnel of Oracle and Sun Systems.

2.       System Maintenance.

         o     Preventative   Maintenance   Windows.   RPC   shall   provide
               preventative maintenance for the System in accordance with its normal maintenance schedules and procedures. The Client may access the System at all times except for the following: (i) every Saturday morning beginning at 12:00 a.m. (PST) until 4:00 a.m. (PST); (ii) during regularly scheduled weekend upgrades that occur each quarter; and (iii) during unforeseen situations that may arise. The Client will be notified at least one (1) week in advance, when at all practically possible of any unscheduled downtime. Client acknowledges that the System shall be inaccessible during the periods set forth in such schedules. Scheduling will be planned with Client to minimize disruption of Client's business activity. RPC agrees that such preventive maintenance shall not occur during Client's normal business hours unless otherwise agreed by the parties.

         o Data Maintenance and Backup Procedures. Client agrees that RPC has the right and responsibility to maintain and update the logical and physical organization and structure of the databases and associated files utilized in the System on behalf of Client. In connection with such maintenance and update, Client agrees to assist RPC, if requested, in testing the consistency and completeness. RPC shall follow the same archival procedures for Client's data as RPC employs for its own data, as described below and as modified from time to time in RPC's discretion, during the term hereof. In the event of any loss or damage to Client's data, Client's sole and exclusive remedy shall be for RPC to use its commercially reasonable efforts to replace or restore the lost or damaged data from the latest backup of such data which RPC has maintained in accordance with its standard archival procedures.

         o Access. Client agrees to provide RPC and its subcontractors access to its facilities as necessary or convenient for upgrades,
               repairs  and  maintenance   hereunder  and  to  facilitate  RPC's
               performance of its obligations hereunder.

         o Archival Procedure. RPC performs full backups on a weekly basis and cumulative backups throughout the week. Log files are copied daily to a separate disk and picked up by ARCUS Data Security Company two times per week.

3.       Limitations On RPC'S Obligations.

          RPC shall provide the above Services unless: (i) such support relates to or involves any products, data, features, devices or equipment not provided by RPC; (ii) any party other than RPC or a party authorized by RPC has altered or modified any portion of the Software or System in any manner, including database tables and also including customizations provided by RPC which are not made a part of the Software or System generally available to RPC clients; (iii) Client has not installed or used the Software or System in accordance with written instructions provided by RPC. Furthermore, RPC's support obligations under this Agreement shall not include hardware, electrical work, telephone line work, telecommunications equipment, file transmissions interconnection work, or the installation or repair of accessories, alterations, parts or devices not furnished by RPC.

                                    EXHIBIT F

                               REQUIRED EQUIPMENT

1. Cisco Router (Model Number to be determined) to establish a secure Virtual Private Network (VPN) from Client's primary office location to the application on RPC's network.

2. The following Operating Systems are supported for connecting to the RPC applications:

         o        Windows 95
         o        Windows 98
         o        Windows NT 4.0

3. The minimum requirements for the desktop(s) at Client's primary office location are:

         o        Pentium 266 or greater
         o        64MB RAM

4.       Browsers supported:

         o        IE 4.0 and IE 5.0
         o        Netscape 4.0 and above

5.       Bandwidth requirements:

         o        Minimum 768kb connection from Client's site to internet

6.       Client needs to have public IP addresses available to assign to the VPN

                                    Exhibit H

                          RPC SECURITY PROCEDURES WHEN

                    ACCESSING AND USING THE ORACLE(R) SYSTEM

In order to assure the best, most secure service to our clients, RPC has established some simple procedures for accessing, using and exiting the Oracle System that work together to prevent security breaches and to maintain System integrity. Further, RPC can make recommendations regarding how to set up internal controls for the client to best serve the client's needs.

Logging On to Oracle:
--------------------

RPC will work with the client to establish user name conventions for all users. Client's employees using the System must log on by typing in his or her assigned user name followed by the password that they alone select. All users may change their passwords from time to time to further guarantee System security.

User Profiles:
-------------

Working with the client's System Administrator, RPC can arrange the User Profiles to limit buttons and functions to all users. For example, in the Accounts Receivable module, a Profile option can be activated that will not allow a user to change a customer name. These controls reside at the user level, not the responsibility level, which allows even greater security. In the same way, approval limits can be built into the System to control who can undertake what processes without oversight.

User Responsibilities:
---------------------

Multiple users from a single client may have access to the System on one database, separated by "responsibility." It is the function of the responsibility to limit access to the data and to restrict access to forms and functions within the System. Positions supporting multiple users may have multiple responsibilities within Oracle. For example, an accountant having the Inquiry responsibility may run reports but will not have access to data that a manager with Approval responsibilities may see. This division of responsibility serves to limit access to sensitive data. RPC will work with the client to set up the responsibilities among its users that best support its business and maintain the security of its data.

Exiting the Oracle System:
-------------------------

Exiting the Oracle System is a two-step process that requires exiting the application and then closing the viewer component. Failure to exit the application properly may tie-up System resources. All users must be made aware of proper exiting procedures in order to avoid slowing the System or otherwise creating System problems. In this manner, the client's data is further protected.

                                    EXHIBIT I

                      DISASTER RECOVERY PROCEDURES SUMMARY

In the event of a fire, explosion, flood, bomb threat or other disaster affecting the RPC Data Center, immediate action must be taken to protect the lives of any individuals in the area. The intent of the following procedures is to:

        o        Save lives
        o        Save data
        o        Save equipment

Formal Disaster Declaration:
---------------------------

RPC management will make a fast and accurate assessment of the situation immediately following a disaster declaration and will decide whether or not the alternate hot-site facility should be activated as an Alternate Data Center.

Notification of the Disaster Recovery Team:
------------------------------------------

The Disaster Recovery Team will identify a Disaster Control Center at the physical location and start the coordination of the recovery. Disaster Recovery Logs will record all actions taken.

The Disaster Recovery Team members will report to the Disaster Control Center staging area as soon as possible. RPC Disaster Recovery Team members have the responsibility of arranging their own transportation and accommodations in the event the normal RPC methods are temporarily not available. Disaster Recovery Team members will prioritize incident escalation in contact sequence.

Current Staging Area: 2401 Kerner Blvd., San Rafael, CA - main lobby side, east parking lot.

Capturing the most recent backup files:

The Disaster Recovery Team Leader will determine if it is possible to obtain backups to specific files, which may not be backed up currently in off-site storage. If such files are identified, and if time and circumstances permit, qualified personnel should obtain backup media before powering down the computers. It is the responsibility of Information Technology Management to identify critical files.

1.       Simultaneous Recovery at Original Site:

While operations are set up and running at the backup site, RPC will begin planning for full recovery at the original site. RPC would prefer, if at all possible, to recover its operations at the original site or at a close-by alternate site, which would facilitate full computer support to the organization including administrative systems such as Email and word processing.

SunGard Recovery Services:
-------------------------

RPC's disaster recovery computer configurations are located at the SunGard Mega Center (hot-site) in Philadelphia, PA. The SunGard Mega Center includes the full technical resources of SunGard and is the preferred Recovery Company for Digital Equipment Corporation. SunGard's full staff of software, telecommunications and Customer Service professionals will be available to RPC during recovery. SunGard's local offices are located in the SunGard MetroCenter in San Ramon, CA.

ARCUS Data Security:

RPC has implemented a disaster recovery plan for the computer center and critical applications. RPC stores backup copies of the critical files and documentation at ARCUS Data Security, Inc. A vital part of this plan involves ARCUS's ability to deliver RPC's critical records to the designated backup site located in Philadelphia, PA. RPC will notify the ARCUS Facility of the need for backup data. ARCUS will make arrangements for the delivery from ARCUS to the alternate hot-site.

The ARCUS vault Disaster Recovery (Red) container contains RPC's Critical Applications backup media. ARCUS will ship closed containers with keys necessary to open:

1. N. T:5 to 6 DLT IV (70GB tapes, written with DLT 7000 tape drive) for full recovery of all servers

2.       UNIX:8 to 10 DLT IV (70GB tapes, written with DLT 7000 tape drive) for
         full   recovery CD for software installation

3. V. M. S: 2 40GB DLT's per VAX cluster (nodes A, C, and E) 2 40GB DLT's per Alpha4

In addition, the Disaster Recovery container contains the following documents:

        o        Backup listings and log files
        o        Building Emergency Plan
        o        Communications controller configuration
        o        Critical supplies inventory
        o        Disaster Recovery Procedures
        o        Hardware inventory
        o        Information Technology suppliers
        o        Leased circuit configuration
        o        Teleprocessing equipment inventory
        o        Vendor emergency contact list